SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2003

STONEHAVEN REALTY TRUST
(Exact name of Registrant as specified in its charter)

Maryland	0-25074	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5620 Smetana Drive Minneapolis, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 935-5411

Item 5.  Other Events.

On March 4, 2003, the Board of Trustees unanimously approved Stonehaven Realty Trust (“Stonehaven”) entering into an Asset Contribution Agreement (the “Agreement”) with Hampton Court Associates, LP (“Hampton”), an affiliate of Paragon Real Estate Development, LLC (“Paragon”).

Pursuant to the transactions contemplated by the Agreement, Paragon will arrange for the contribution of apartment buildings owned by Hampton to a newly established UPREIT of Stonehaven (Paragon Real Estate LP) in exchange for 813,938 restricted units in the UPREIT, each unit being convertible after four years into 22.881 shares of Stonehaven’s common stock.  In addition, Stonehaven intends to offer the shareholders of its Class A Preferred Stock a one-time incentive to convert each share into 22.881 shares of Stonehaven’s common stock..  As part of the conversion, the shareholders of Class A Preferred Stock will consent to waive the dividend payable in April 2003 and eliminate any future dividends that would have been payable.

In connection with the signing of the Agreement, Stonehaven appointed the following new trustees to its Board of Trustees:  James C. Mastandrea, John J. Dee, Daniel G. DeVos, and Michael T. Oliver.  In addition, Mr. Mastandrea was appointed President and Mr. Dee was appointed Senior Vice President of Stonehaven pursuant to separate incentive based employment agreements with non-compete provisions. Messrs. Mastandrea and Dee are also entitled to receive additional shares of Stonehaven’s capital stock pursuant to separate restricted share agreements and an additional contribution agreement.  The stock they receive under both of these agreements is restricted until Stonehaven achieves growth in assets for the restricted share agreements, and increases in net operating income and funds from operations for the additional contribution agreement.

Various components of the transactions contemplated by the Agreement are subject to shareholder approval.  Stonehaven intends to file a proxy statement for a shareholder meeting as well as a registration statement related to the one-time incentive exchange offer for the Class A Preferred Stock.

As part of the Agreement, existing management has agreed to vote their shares in favor of the transactions contemplated by the Agreement and to convert their Class A Preferred Stock in the exchange offer.  In addition, the independent trustees of the Board of Trustees have unanimously approved and existing management has agreed to an option and put agreement to purchase the Minnesota properties currently held by Stonehaven.  Existing management, Paragon, Hampton and Messrs. Mastandrea and Dee have also agreed to certain transfer restrictions with respect to their shares of Stonehaven’s capital stock.

Upon closing of the transactions contemplated by the Agreement, Stonehaven intends to relocate its Corporate Headquarters to Cleveland, Ohio, and change its name to Paragon Real Estate Equity and Investment Trust.

The consummation of the transactions contemplated by the Agreement is subject to various closing conditions and SEC clearance, which is anticipated to be completed in the second quarter of 2003.

This description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Agreement and the other transaction documents which are attached hereto as an Exhibit and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibits

2.1	Asset Contribution Agreement.

2.2	Voting and Stock Restriction Agreement.

2.3	Employment Agreement of James C. Mastandrea.

2.4	Employment Agreement of John J. Dee.

2.5	Restricted Share Agreement of James C. Mastandrea.

2.6	Restricted Share Agreement of John J. Dee.

2.7	Additional Contribution Agreement.

2.8	Modification Agreement.

2.9	Amendment No. 1 to the Partnership Agreement of Wellington Properties Investment, L.P.

2.10	Form of Limited Partnership Agreement of Paragon Real Estate, L.P.

99	Press release. The contents of Internet addresses included in such press release are not incorporated by reference into the press release or this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEHAVEN REALTY TRUST

	By:	/s/ Duane H. Lund
Duane H. Lund Executive Officer

Date: March 4, 2003